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                        WHOLESOME AND HEARTY FOODS, INC.
                      CALCULATIONS OF NET INCOME PER SHARE


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                     Three Months Ended June 30,                             Six Months Ended June 30,
                     ------------------------------------------------------  --------------------------  -------------------------
                     1996                        1995                        1996                        1995
                     -------------------------   --------------------------  --------------------------  -------------------------
                     Primary     Fully Diluted   Primary      Fully Diluted  Primary      Fully Diluted  Primary     Fully Diluted
                     -------------------------   --------------------------  --------------------------  -------------------------

Weighted Average
Shares Outstanding
for the Period        8,566,456     8,566,456     7,655,002     7,655,002     8,343,346     8,343,346     7,650,559     7,650,559

Dilutive Common
Stock Options Using
the Treasury Stock
Method                  379,610       379,610       968,738       968,931       449,427       447,602       973,703       973,977

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Total Shares Used
for Per Share
Calculations          8,946,066     8,946,066     8,623,740     8,623,933     8,792,773     8,790,948     8,624,262     8,624,536
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Net Income           $  521,000    $  521,000    $  746,000    $  746,000    $  579,000    $  579,000    $1,398,000    $1,398,000
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Net Income Per Share $     0.06    $     0.06    $     0.09    $     0.09    $     0.07    $     0.07    $     0.16    $     0.16
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